Exhibit 10.16


                                PRIVATE DOCUMENT


Pursuant to this private document assignment of account receivable is awarded by Sodak Gaming International, Inc. company duly constituted pursuant to the laws of the State of South Dakota, domiciled for these effects at Victor Andres Belaunde 395, San Isidro, represented by Mr. Michael Jon Irwin, identified with foreign registration number N-89743; hereinafter referred to as "Sodak", and the other party, Fincorp Limited, a company incorporated pursuant to the laws of the island Nevis, represented by Mr. Salvador Berty Falcon Goryn, with voter registration number 06349261, domiciled in Alfredo Salazar N 590 San Isidro, hereinafter referred to as "Fincorp", with the intervention of Sodak Gaming Peru, S.A.C., with commercial number 26557526, domiciled in Av. Aviacion 2789, San Borja, represented by its General Manager, Mr. Michael Jon Irwin, identified with a foreign registration N-89743, hereinafter referred to as "Debtor", pursuant to the following terms:

FIRST: Sodak possesses before the Debtor various accounts receivable in its favor in the amount of $13,680,052 US Dollars, details of said accounts are substantiated in documentation known by Fincorp.

SECOND: By way of the present document, Sodak assigns to Fincorp the entirety of said accounts referred to above.

Its consideration for said assignment, Fincorp shall pay Sodak the sum of $3,925,000 US Dollars. Sodak declares that as of the date it has received to its satisfaction, $250,000 US Dollars.

Balance of the payment amounting to $3,675,000 US Dollars shall be made through a bank transfer to:



         Bank Name & Address          US Bank
                                      701 St. Joseph Street
                                      Rapid City, SD 57701
         Beneficiary                  Sodak Gaming International, Inc.
                                      5301 S. Highway 16
                                      Rapid City, SD  57701


THIRD: Debtor appears in this act to grant its consent to the terms of the present agreement.


                                                     Lima, December 15, 1998


                                      -71-